CONSECO, INC. AND SUBSIDIARIES
                                                                   Exhibit 12.1
               Computation of Ratio of Earnings to Fixed Charges,
     Preferred Dividends and Distributions on Company-Obligated Mandatorily
              Redeemable Preferred Securities of Subsidiary Trusts
                    - Consolidated Basis for the years ended
                        December 31, 2002, 2001 and 2000
                              (Dollars in millions)

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

                                                                                        2002          2001         2000
                                                                                        ----          ----         ----
Pretax loss from operations:
    Net loss .....................................................................   $(7,835.7)    $ (405.9)    $(1,191.2)
    Add income tax expense (benefit)..............................................       864.3        (63.5)       (166.2)
    Add discontinued operations...................................................     2,223.1        106.7         381.9
    Add extraordinary (gain) loss on extinguishment of debt.......................        (8.1)       (17.2)          5.0
    Add minority interest.........................................................       173.2        119.5         145.3
    Add cumulative effect of accounting change....................................     2,949.2          -            55.3
                                                                                     ---------     --------     ---------

       Pretax loss from operations................................................    (1,634.0)      (260.4)       (769.9)
                                                                                     ----------    --------     ---------

Add fixed charges:
    Interest expense on corporate debt, including amortization....................       346.7        369.5         438.5
    Interest expense on investment borrowings.....................................        16.4         30.5          15.8
    Interest added to policyholder account balances...............................       501.7        530.0         560.7
    Portion of rental (a).........................................................        13.8         15.1          14.1
                                                                                     ---------     --------     ---------

       Fixed charges..............................................................       878.6        945.1       1,029.1
                                                                                     ---------     --------     ---------

       Adjusted earnings (loss)...................................................   $  (755.4)    $  684.7     $   259.2
                                                                                     =========     ========     =========

          Ratio of earnings to fixed charges......................................          (b)          (d)          (f)
                                                                                             =            =            =

          Ratio of earnings to fixed charges, excluding interest added to
              policyholder account balances.......................................          (b)          (d)          (f)
                                                                                             =            =            =

          Ratio of earnings to fixed charges, excluding interest added to policyholder account balances and interest expense on
              investment borrowings...............................................          (b)          (d)          (f)
                                                                                             =            =            =

Fixed charges   ..................................................................   $   878.6     $  945.1     $ 1,029.1
Add dividends on preferred stock, including dividends on preferred stock of subsidiaries (divided by the ratio of income before minority
    interest and extraordinary charge to pretax income)...........................         3.2         19.8          17.0
Add distributions on Company-obligated mandatorily redeemable
    preferred securities of subsidiary trusts.....................................       173.2        183.9         223.5
                                                                                     ---------     --------     ---------

       Fixed charges plus preferred dividends and distributions on
              Company-obligated mandatorily redeemable preferred
              securities of subsidiary trusts.....................................   $ 1,055.0     $1,148.8     $ 1,269.6
                                                                                     =========     ========     =========

       Adjusted earnings (loss)...................................................   $  (755.4)    $  684.7     $   259.2
                                                                                     =========     ========     =========

          Ratio of earnings to fixed charges, preferred dividends and distributions on Company-obligated mandatorily redeemable
              preferred securities of subsidiary trusts...........................          (c)          (e)          (g)
                                                                                             =            =            =
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

          Ratio of earnings to fixed charges, preferred dividends and distributions on Company-obligated mandatorily redeemable
              preferred securities of subsidiary trusts, excluding
              interest added to policyholder account balances.....................          (c)          (e)          (g)
                                                                                             =            =            =

          Ratio of earnings to fixed charges, preferred dividends and distributions on Company-obligated mandatorily redeemable
              preferred securities of subsidiary trusts, excluding interest added to policyholder account balances and interest expense on
              investment borrowings...............................................          (c)          (e)          (g)
                                                                                             =            =            =

--------------------

     (a)  Interest portion of rental is estimated to be 33 percent.
     (b) For such ratios, adjusted earnings were $1,634.0 million less than fixed charges. Adjusted earnings for the year ended December 31, 2002, included: (i) special and reorganization charges of $110.9 million;
          (ii) goodwill impairment charges of $500 million; and (iii) provision for losses related to loan guarantees of $240.0 million, as described in greater detail in the notes to the accompanying consolidated financial statements.
     (c) For such ratios, adjusted earnings were $1,810.4 million less than fixed charges. Adjusted earnings for the year ended December 31, 2002, included: (i) special and reorganization charges of $110.9 million;
          (ii) goodwill impairment charges of $500 million; and (iii) provision for losses related to loan guarantees of $240.0 million, as described in greater detail in the notes to the accompanying consolidated financial statements.
     (d) For such ratios, adjusted earnings were $260.4 million less than fixed charges. Adjusted earnings for the year ended December 31, 2001, included: (i) special charges of $80.4 million; and (ii) provision for losses related to loan guarantees of $169.6 million, as described in greater detail in the notes to the accompanying consolidated financial statements.
     (e) For such ratios, adjusted earnings were $464.1 million less than fixed charges. Adjusted earnings for the year ended December 31, 2001, included: (i) special charges of $80.4 million; and (ii) provision for losses related to loan guarantees of $169.6 million, as described in greater detail in the notes to the accompanying consolidated financial statements.
     (f) For such ratios, adjusted earnings were $769.9 million less than fixed charges. Adjusted earnings for the year ended December 31, 2000, included: (i) special charges of $305.0 million; and (ii) provision for losses related to loan guarantees of $231.5 million, as described in greater detail in the notes to the accompanying consolidated financial statements.
     (g) For such ratios, adjusted earnings were $1,010.4 million less than fixed charges. Adjusted earnings for the year ended December 31, 2000, included: (i) special charges of $305.0 million; and (ii) provision for losses related to loan guarantees of $231.5 million, as described in greater detail in the notes to the accompanying consolidated financial statements.

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